                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                        CINCINNATI BELL INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
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     (4) Date Filed:
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

[LOGO]
201 EAST FOURTH STREET
P.O. BOX 2301
CINCINNATI, OHIO 45202
                                          NOTICE OF 1997 ANNUAL MEETING
                                                    AND PROXY STATEMENT

------------------------------------------------------------

                            NOTICE OF ANNUAL MEETING

To The Shareholders:

    The annual meeting of shareholders of Cincinnati Bell Inc. (the "Company") will be held in the SPRINGER AUDITORIUM OF MUSIC HALL, 1243 Elm Street, Cincinnati, Ohio, on Monday, April 28, 1997, at 11:30 A.M. for the following purposes:

    1. To elect four directors for three-year terms ending in 2000;

    2. To approve the Cincinnati Bell Inc. 1997 Long Term Incentive Plan;

    3. To approve the Cincinnati Bell Inc. 1997 Stock Option Plan for Non-Employee Directors;
    4. To amend Article FOURTH of the Amended Articles of Incorporation to increase the authorized number of Common Shares;

    5. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants to audit the financial statements of the Company for the year 1997; and

    6. To act upon such other matters as may properly come before the meeting.

    Shareholders of record at the close of business on February 28, 1997 will be entitled to vote at the meeting and any adjournment thereof.

    The vote of each shareholder is important, whatever the number of shares held. Whether or not you plan to attend the meeting, please sign and return the accompanying proxy card promptly in the enclosed envelope. PLEASE NOTE THAT YOUR VOTE CANNOT BE COUNTED UNLESS YOU SIGN AND RETURN THE PROXY CARD OR ATTEND THE MEETING AND VOTE BY BALLOT.

                                            [W. H. ZIMMER SIGNATURE]
                                           W. H. Zimmer III
                                           Secretary

March     , 1997

                              CINCINNATI BELL INC.
                             201 EAST FOURTH STREET
                                 P.O. BOX 2301
                             CINCINNATI, OHIO 45201

                                PROXY STATEMENT

    This Proxy Statement and the accompanying proxy card are being mailed to
shareholders on or about March   , 1997 in connection with the solicitation of
proxies by the Board of Directors of Cincinnati Bell Inc. (the "Company") for use at the annual meeting to be held on April 28, 1997.

    Shares can be voted at the meeting only if the shareholder is represented by proxy or is present in person. A shareholder giving a proxy in the accompanying form retains the power to revoke it by a later appointment received by the Company or by giving notice of revocation to the Company in writing or in open meeting. Such later appointments or notices should be directed to W. H. Zimmer III, Secretary of the Company, at the address set forth above. Shares represented by properly executed proxies received in the accompanying form will be voted in accordance with the instructions contained therein. IN THE ABSENCE OF CONTRARY INSTRUCTIONS, SUCH SHARES WILL BE VOTED (1) TO ELECT AS DIRECTORS
THE PERSONS NAMED ON PAGE   ; (2) TO APPROVE THE CINCINNATI BELL INC. 1997 LONG
TERM INCENTIVE PLAN; (3) TO APPROVE THE CINCINNATI BELL INC. 1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS; (4) TO AMEND ARTICLE FOURTH OF THE AMENDED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF COMMON SHARES;
(5) TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE YEAR 1997; AND (6) IN THE DISCRETION OF THE INDIVIDUALS NAMED IN THE PROXY, ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

    An abstention from voting and broker non-votes (as defined below) will be included in determining the presence of a quorum.

    In the event that a broker, bank, custodian, nominee or other record holder of shares indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), then those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining the presence of a quorum.

    If a shareholder is a participant in the Company's Employee Stock Ownership Plan ("ESOP"), Retirement Savings Plan or Savings and Security Plan, the CBIS Retirement and Savings Plan or the MATRIXX Marketing Inc. Profit Sharing/401(k) Plan, and the accounts are registered in the same name, the proxy will also serve as a voting instruction for the trustees of these plans. All of these plans except for the ESOP provide that the trustee shall vote plan shares represented by proxy cards which are not signed and returned in the same proportion as shares for which signed cards are returned. Shares in the ESOP are not voted unless the card is signed and returned.

    YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY SO THAT A QUORUM MAY BE REPRESENTED AT THE MEETING.

    In the past, shareholders with multiple accounts may have received more than one Annual Report and Proxy Statement, which is costly to the Company and may have been inconvenient to those shareholders. The Company has eliminated multiple mailings of the Annual Report and Proxy Statement to accounts with the identical address. Additionally, all proxy cards to identical addresses will be included in the same envelope. To resume the mailing of an Annual Report and Proxy Statement to an account, write W. H. Zimmer III, Secretary, 201 East Fourth Street, P.O. Box 2301, Cincinnati, Ohio 45201.

    On the record date, February 28, 1997, outstanding voting securities of the
Company consisted of           Common Shares, $1.00 par value ("Common Shares"),
all of one class. Each Common Share has one vote on each matter presented for action at the meeting. The following table sets forth information, as of the record date, with respect to those persons the Company believes to be beneficial owners of more than 5% of the Company's voting securities:

                                                           AMOUNT AND
                                                            NATURE OF     Percent of
  TITLE OF CLASS              BENEFICIAL OWNER            OWNERSHIP (a)      Class
------------------  ------------------------------------  -------------  -------------
Common Shares       The Western and Southern                                       %
                    Life Insurance Company
                    ("Western Southern")
                    400 Broadway
                    Cincinnati, Ohio 45202
Common Shares       T. Rowe Price Trust Company                                    %
                    ("T. Rowe Price")
                    10090 Red Run Boulevard
                    Owings Mills, Maryland 21117
Common Shares       JANUS Capital Corporation and                                  %
                    Thomas H. Bailey
                    100 Fillmore Street
                    Denver, Colorado 80206
Common Shares       AIM Management Group                                           %
Common Shares       Bankers Trust Company                                          %

------------------------
(a) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or has the right to acquire beneficial ownership of any such security within 60 days.

(b) Western Southern has advised the Company that           of these Common
    Shares are, subject to a contractual commitment, to be transferred to Salomon Inc. upon the maturity of Salomon's 6 1/4% Exchangeable Notes due February 1, 2001.

(c) T. Rowe Price has advised the Company that these Common Shares are held by it as trustee under the Cincinnati Bell Inc. Retirement Savings Plan, the Cincinnati Bell Inc. Savings and Security Plan and the MATRIXX Marketing Inc. Profit Sharing/401(k) Plan. T. Rowe Price may be considered as sharing voting power with participants under these plans because T. Rowe Price has power to vote the Common Shares to the extent the participants do not give it instructions with respect to voting such shares. For each plan, this power is limited to the voting of Common Shares as to which it does not receive instructions, in the same proportions as it votes Common Shares for which it does receive instructions. Under the terms of these plans and the applicable trust agreements, T. Rowe Price has only limited investment powers with respect to the Common Shares held by it.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York and Cincinnati Stock Exchanges. Officers, directors and greater than 10% shareholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during the period commencing January 1, 1996 and ending December 31, 1996, all such persons complied on a timely basis with the filing requirements of Section 16(a).

                               BOARD OF DIRECTORS

GENERAL INFORMATION

    The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Directors are kept informed of the Company's business by various reports and documents sent to them, as well as by operating and financial reports presented at Board and committee meetings by the chairman, chief executive officer and other officers.

    Meetings of the Board of Directors are scheduled approximately seven times a year, and there is also an organizational meeting following the annual meeting of shareholders. Additional meetings of the Board may be called whenever needed. The Board of Directors of the Company held 13 meetings in 1996. Each director attended at least 80% of the aggregate number of meetings of the Board and committees of which he or she was a member.

COMMITTEES OF THE BOARD

    The committees established by the Board of Directors to assist it in the discharge of its responsibilities are described below. The biographical information on each director, including those nominated for election, which
begins on page   of this Proxy Statement, identifies the committee memberships currently held by each nominee and each incumbent director.

    The Executive Committee has five members, two of whom are also officers of the Company. The Committee meets on call whenever needed and has authority to act on most matters during the intervals between Board meetings. The Committee met one time in 1996.

    The Audit Committee has three members, none of whom is an officer of the Company. The Committee meets with management to consider the adequacy of the internal controls of the Company and the objectivity of its financial reporting; the Committee also meets with the independent accountants and with appropriate Company financial personnel and internal auditors concerning these matters. The Committee recommends to the Board the appointment of the independent accountants, subject to ratification by the shareholders at the annual meeting. Both the internal auditors and the independent accountants periodically meet alone with the Committee and have unrestricted access to the Committee. The Committee met four times in 1996.

    The Compensation Committee has four members, none of whom is an officer of the Company. It makes recommendations to the Board with respect to the compensation of Senior Managers of the Company and also administers the Cincinnati Bell Inc. 1988 Long Term Incentive Plan (the "1988 Long Term Incentive Plan"), the Cincinnati Bell Inc. Short Term Incentive Plan (the "Short Term Incentive Plan"), the Cincinnati Bell Inc. Pension Program (the "Pension Program"), the Cincinnati Bell Inc. 1989 Stock Option Plan and the Cincinnati Bell Inc. Executive Deferred Compensation Plan (the "Deferred Compensation Plan") The Committee will administer the Cincinnati Bell Inc. 1997 Long Term Incentive Plan, if the proposal to approve that plan is adopted. The Committee met five times in 1996.

    The Finance and Benefits Committee has three members, none of whom is an officer of the Company. The Committee reviews the capital structure of the Company, short term borrowing limits, proposed financing, options available for the financing of all material acquisitions by the Company, the Company's dividend policy and the Company's benefit plans, the performance of the portfolio managers of such plans and pension plan funding. From time to time the Committee makes such reports and recommendations to the Board with respect to the foregoing as it deems appropriate. The Committee met four times in 1996.

    The Nominating Committee has three members, one of whom is also an officer of the Company. The Committee meets from time to time to discuss potential candidates for director and officer positions with the Company. From time to time the Committee makes such reports and recommendations to the Board of Directors with respect thereto as it may deem appropriate. The Committee met two times in 1996.

COMPENSATION OF DIRECTORS

    Directors who are also employees of the Company receive no remuneration for serving as directors or committee members. Non-employee directors receive an annual retainer of $16,000 and a meeting fee of

$1,000 for each Board and committee meeting attended. The Chairmen of the Audit Committee, the Compensation Committee and the Finance and Benefits Committee receive an additional fee of $3,000 per year for serving as Chairmen of those committees. In lieu of the annual retainer and individual meeting fees, Mr. Mechem, as Chairman of the Board, receives an annual fee of $200,000 and medical
insurance, the cost of which is approximately $          per year. Directors may
elect to defer the receipt of all or a part of the fees and retainers under the Cincinnati Bell Inc. Deferred Compensation Plan for Outside Directors (the "Directors Deferred Compensation Plan"). Amounts so deferred earn interest, compounded quarterly, at a rate equal to the average interest rate for ten-year United States Treasury notes for the previous quarter.

    Non-employee directors also receive stock options pursuant to the Cincinnati Bell Inc. 1988 Stock Option Plan for Non-Employee Directors. Each non-employee director of the Company upon his or her initial appointment or election as a director receives an option to purchase 6,000 Common Shares. On the date of each annual shareholder meeting subsequent to a directors' initial election or appointment, he or she will receive an option to purchase 2,000 Common Shares, provided that such non-employee director continues in office subsequent to that year's annual meeting of shareholders. The exercise price for each option granted is 100% of the fair market value of the Common Shares on the date of grant. During 1996, no options were exercised.

    Pursuant to the Cincinnati Bell Inc. Retirement Plan for Outside Directors which was adopted in 1991 (the "Directors Retirement Plan"), non-employee directors who retire with at least five years of service as a non-employee director are entitled to receive an amount per year, continuing for the number of years that they served as a director, equal to the annual retainer in effect at the date of their retirement. In the event of the death of a director or retired director, no further payments will be made under the plan.

    The Directors Retirement Plan was terminated effective December 31, 1996, except for three retired directors who are currently receiving payments. For each current director whose service began prior to July 1, 1996, an amount equal to the director's accrued benefit under the Directors Retirement Plan was credited to a share account under the Directors Deferred Compensation Plan on December 31, 1996. In addition, on January 1, 1997 and each subsequent January 1, an amount equivalent in value to 250 Common Shares will be credited to a share account under the Directors Deferred Compensation Plan for each active director. Amounts credited to a director's share account will be assumed to be invested and reinvested in Common Shares.

    Accounts under the Directors Deferred Compensation Plan are paid out in cash, in one lump sum or up to ten annual installments, when the director leaves the Board. However, amounts credited to a share account are subject to forfeiture if the director leaves the Board (other than by reason of death) prior to completing at least five years service as a non-employee director.

    Non-employee directors also were provided certain telecommunications
services. The cost of such services was approximately $      per non-employee
director in 1996.

SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

    The following table sets forth the beneficial ownership of Common Shares as of February 28, 1997 by each director and named executive officer and by all directors and officers of the Company as a group. As of that date, no individual
director or officer owned beneficially more than   % of the Common Shares
outstanding and all directors and officers of the Company as a group owned
beneficially       Common Shares or   % of the Common Shares outstanding.

                                                                                     SHARES
                                                                                  BENEFICIALLY
                                                                                  OWNED AS OF       Percent of
                                                                               FEB. 28, 1997 (a)   Common Shares
                                                                               ------------------  -------------

John F. Barrett..............................................................
Phillip R. Cox...............................................................
William A. Friedlander.......................................................
Brian C. Henry...............................................................
Roger L. Howe................................................................
Robert P. Hummel, M.D........................................................
James D. Kiggen..............................................................
John T. LaMacchia............................................................
Charles S. Mechem, Jr........................................................
Mary D. Nelson...............................................................
James F. Orr.................................................................
Brian H. Rowe................................................................
David B. Sharrock............................................................
Barbara J. Stonebraker.......................................................
All Directors and Officers as a group (consisting of    persons, including
  those named above).........................................................

------------------------
(a) Includes Common Shares subject to outstanding options under the 1988 Long Term Incentive Plan and the Directors Plan which are exercisable by such individuals within 60 days. The following options are included in the
    totals:       Common Shares for Mr. LaMacchia;       Common Shares for Mr.
    Orr;       Common Shares for Mr. Henry;       Common Shares for Mrs.
    Stonebraker;       Common Shares for each of Messrs. Friedlander, Hummel and
    Kiggen;       Common Shares for Mr. Sharrock;       Common Shares for Mr.
    Barrett;       Common Shares for Mr. Cox;       Common Shares for Mrs.
    Nelson;       Common Shares for Mr. Mechem; and       Common Shares for each
    of Messrs. Howe and Rowe. The Common Share figures for the non-employee directors do not include, however, the option to purchase an additional 2,000 Common Shares that each non-employee director will receive pursuant to the 1988 Stock Option Plan for Non-Employee Directors, provided that such non-employee director continues in office subsequent to this year's annual meeting of shareholders.

(b) Includes Common Shares held directly by members of the director's or officer's family who have the same home as the director or officer but as to
    which the director or officer disclaims beneficial ownership:       for Mr.
    LaMacchia;       for Mr. Friedlander;       for Mrs. Stonebraker;       for
    Dr. Hummel;       for Mr. Kiggen;       for Mr. Barrett; and       for other
    officers.

(c) Does not include Common Shares held by The Western and Southern Life Insurance Company of which Mr. Barrett is President and Chief Executive Officer. Mr. Barrett disclaims beneficial ownership of those shares.

(d) Includes       Common Shares as to which Mr. Friedlander disclaims
    beneficial ownership. Mr. Friedlander has sole investment power as to these Common Shares.

                             ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

    The Board of Directors of the Company presently consists of twelve members, three of whom are officers of the Company. The Company's Amended Articles of Incorporation require that the directors be divided into three classes. At each annual meeting of shareholders, directors constituting a class are elected for a three-year term. The terms of the Class I directors expire in 1997. The Board of Directors has nominated John F. Barrett, Charles S. Mechem, Jr., James F. Orr and David B. Sharrock for election as directors in Class I to serve until the 2000 annual meeting of shareholders. The four nominees for director receiving the greatest number of votes will be elected Class I directors. The four directors in Class II continue to serve until the 1998 annual meeting of shareholders, and the four directors in Class III continue to serve until the 1999 annual meeting of shareholders. The directors of each class will serve until their respective successors are elected and qualified.

    It is intended that shares represented by the accompanying form of proxy will be voted for the election of the nominees, unless contrary instructions are indicated as provided on the proxy card. (If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card.) If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a candidate, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.

    For each director of the Company, including those nominated for election, there follows a brief listing of principal occupation during at least the past five years, other major affiliations and age on the date of this Proxy Statement.

                         NOMINEES FOR CLASS I DIRECTORS
                             (TERMS EXPIRE IN 2000)

                          John F. Barrett, President and Chief Executive Officer of The
     [PHOTO]              Western and Southern Life Insurance Company since March 8, 1994;
                          President and Chief Operating Officer, November 1989 to March
                          1994; Executive Vice President and Chief Financial Officer, May
                          1987 to October 1989. Director of The Western and Southern Life
                          Insurance Company, The Fifth Third Bancorp and its subsidiary,
                          The Fifth Third Bank, and The Andersons, Inc. Director of the
                          Company since 1992; member of the Audit Committee, the
                          Compensation Committee and the Nominating Committee. Age 47.

                          Charles S. Mechem, Jr., Chairman of the Board of the Company
     [PHOTO]              since 1996. Commissioner Emeritus, Ladies Professional Golf
                          Association, 1991-1995; Former Chairman of The United States
                          Shoe Corporation, 1993-1995; Retired Chairman & CEO of Taft
                          Broadcasting Company, 1967-1990. Director of AGCO, Mead
                          Corporation, Ohio National Life Insurance Company, J. M. Smucker
                          Company, Star Banc Corp. and its subsidiary, Star Bank, N.A.
                          Director of the Company since December 1995; member of the
                          Executive Committee and the Nominating Committee. Age 66.

                          James F. Orr, Chief Operating Officer of the Company and
     [PHOTO]              Chairman of Cincinnati Bell Information Systems Inc. since
                          September 1996; Executive Vice President of the Company and
                          President and Chief Executive Officer of Cincinnati Bell
                          Information Systems Inc., 1995-1996; President and Chief
                          Executive Officer of MATRIXX Marketing Inc., 1993-1994; Chief
                          Operating Officer of Cincinnati Bell Information Systems Inc.,
                          1994; Director of the Company since September 1996. Age 51.

                          David B. Sharrock, Consultant since 1994; Retired Executive Vice
     [PHOTO]              President and Chief Operating Officer of Marion Merrell Dow Inc.
                          (researcher, manufacturer and seller of pharmaceutical
                          products), 1989-1993; President and Chief Operating Officer of
                          Merrell Dow Pharmaceuticals Inc., 1988-1989. Director of Unitog
                          Co., Interneuron Pharmaceuticals Inc., Progenitor, Inc.,
                          Intercardia, Inc. and Praecis Pharmaceutical, Inc. Director of
                          the Company since 1987; member of the Compensation Committee and the Nominating Committee. Age 60.

                               CLASS II DIRECTORS
                             (TERMS EXPIRE IN 1998)

                          Phillip R. Cox, President and Chief Executive Officer of Cox
     [PHOTO]              Financial Corporation (financial planning) since 1972. Director of Federal Reserve Bank of Cleveland, CINergy Corp. and PNC
                          Bank, Ohio, N.A. Director of the Company since 1993; member of the Compensation Committee and the Finance and Benefits
                          Committee. Age 49.

                          William A. Friedlander, Chairman of Bartlett & Co. (a registered
     [PHOTO]              investment advisor) since 1989; Chief Executive Officer,
                          1966-1989. Director of The Union Central Life Insurance Company.
                          Director of the Company since 1986; Chairman of the Audit
                          Committee and member of the Executive Committee. Age 64.

                          Roger L. Howe, Chairman of the Board of U.S. Precision Lens,
     [PHOTO]              Inc. (manufacturer of optics for consumer and industrial
                          applications) since July 1988; Chairman of the Board and Chief
                          Executive Officer 1970-1988. Director of Baldwin Piano & Organ
                          Co., Cintas Corporation, Eagle Picher Industries, Inc., and Star
                          Bank Corp and its subsidiary, Star Bank, N.A. Director of the
                          Company since 1996. Age 62.

                          John T. LaMacchia, President and Chief Executive Officer of the
     [PHOTO]              Company since October 1, 1993; President of the Company since
                          January 1, 1988; Chairman of Cincinnati Bell Telephone Company
                          since November 1993; Chairman of Cincinnati Bell Information
                          Systems Inc., October 1988-September 1996; Chief Operating
                          Officer of the Company, 1988-1993. Director of The Kroger Co.
                          and Burlington Resources Inc. Director of the Company since
                          1985; member of the Executive Committee. Age 55.

                              CLASS III DIRECTORS
                             (TERMS EXPIRE IN 1999)

                          Dr. Robert P. Hummel, Retired Chief of Staff of University
     [PHOTO]              Hospital since 1997; Chief of Staff of University Hospital
                          1992-1997; Emeritus Professor of Surgery, College of Medicine,
                          University of Cincinnati since 1996; Director of the Company since 1983; Chairman of the Finance and Benefits Committee and
                          member of the Executive Committee. Age 68.

                          James D. Kiggen, Chairman of the Board and Chief Executive
     [PHOTO]              Officer of Xtek, Inc. (manufacturer of engineered steel products for heavy industry) since 1985; President of Xtek, Inc.
                          1985-1995. Director of Fifth Third Bancorp and its subsidiary,
                          The Fifth Third Bank, The United States Playing Card Company,
                          R.A. Jones Company and Xtek, Inc. Director of the Company since
                          1983; Chairman of the Compensation Committee and member of the
                          Executive Committee. Age 65.

                          Mary D. Nelson, President of Nelson & Co. (consulting actuaries)
     [PHOTO]              since 1975. Director of Blount International, Inc. and The Union
                          Central Life Insurance Company. Director of the Company since
                          1994; a member of the Audit Committee and the Finance and
                          Benefits Committee. Age 63.

                          Brian H. Rowe, Retired Chairman of General Electric Aircraft
     [PHOTO]              Engines ("GEAE"); Chairman of GEAE 1993-1995; President and
                          Chief Executive Officer of GEAE 1979-1993; Senior Vice President
                          of the General Electric Company from 1979-1993. Director of
                          Stewart & Stevenson Services, Inc., B/E Aerospace, Textron,
                          Inc., The Fifth Third Bank and Canadian Marconi Company.
                          Director of the Company since October 1996. Age 65.

                            PROPOSAL TO APPROVE THE
                              CINCINNATI BELL INC.
                         1997 LONG TERM INCENTIVE PLAN
                           (ITEM 2 ON THE PROXY CARD)

    The Board of Directors recommends the approval of a long term incentive compensation plan for employees of the Company and its subsidiaries, the Cincinnati Bell Inc. 1997 Long Term Incentive Plan (the "1997 Long Term Plan"). The proposed 1997 Long Term Plan is intended to replace the Cincinnati Bell Inc. 1988 Long Term Incentive Plan and the Cincinnati Bell Inc. 1989 Stock Option Plan (see "Executive Compensation" below). THE FULL TEXT OF THE PROPOSED 1997 LONG TERM PLAN IS SET FORTH IN APPENDIX A OF THIS PROXY STATEMENT AND THE FOLLOWING DISCUSSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH TEXT.

    The purposes of the proposed Plan are to attract and retain outstanding individuals as employees of the Company and its subsidiaries and to motivate these employees to achieve long term performance objectives through opportunities to acquire the Company's Common Shares or monetary payments based on the value of such shares, or the financial performance of the Company, or both, as provided by the Plan.

    The principal provisions of the 1997 Long Term Plan are as follows:

    1. SHARES RESERVED FOR ISSUANCE. Subject to adjustment in the case of certain changes in the capital structure of the Company, a number of Common Shares equal to two percent of the Company's outstanding Common Shares as of the first day of each calendar year for which the 1997 Long Term Plan is in effect shall be available for grant in such year. (For calendar year 1997, the number of Common Shares available shall equal one percent of the Company's outstanding Common Shares as of January 1, 1997 plus the number of Common Shares remaining available for award under the 1988 Long Term Incentive Plan and the 1989 Stock Option Plan immediately prior to the effective date of the 1997 Long Term Plan.) All Common Shares available for grant in any year which are not granted shall be available for grant in subsequent years. If any Common Shares subject to any award are forfeited, or the award is terminated without the issuance of Common Shares, the Common Shares subject to the award shall again be available for grant pursuant to the 1997 Long Term Plan. Notwithstanding the foregoing, a maximum of 25% of the total number of Common Shares available under the 1997 Long Term Plan will be available for the grant of incentive stock options and a maximum of 10% of the Common Shares available under the Long Term Plan will be available for award to any one Participant. Upon shareholder approval of the 1997 Long Term Plan, no additional options will be granted under the 1989 Stock Option Plan and no further awards will be made under the 1988 Long Term Incentive Plan.

    2. ADMINISTRATION. The 1997 Long Term Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee").

    3. TYPES OF AWARDS. Awards under the 1997 Long Term Plan may be in any one or a combination of the following: (a) stock options, including incentive stock options (ISOs), (b) stock appreciation rights (SARs), in tandem with stock options or free standing, (c) restricted stock, (d) performance shares and performance units conditioned upon meeting certain performance criteria and (e) other awards valued in whole or in part by reference to or otherwise based on Common Shares or other securities of the Company or any of its subsidiaries ("other stock unit awards"). In addition, in connection with any award or deferred award, payments may also be made representing dividends or interest or their equivalents.

    4. STOCK OPTIONS. The 1997 Long Term Plan provides that the purchase price of Common Shares purchasable under any stock option shall not be less than 100% of the fair market value of the Common Shares on the date that the option is granted. Payment of the purchase price for option shares must be made in cash or by delivery of other Common Shares of the Company or other property, or a combination thereof, having a fair market value equal to the purchase price of the option shares.

    The period of any option will be determined by the Committee, but no ISO may be exercised later than 10 years after the date of grant. The aggregate fair market value, determined at the date of grant of the ISO, of Common Shares for which ISOs are exercisable for the first time during any calendar year as to any participant shall not exceed the maximum limitation in section 422A of the Internal Revenue Code of 1986 (the "Code").

    5. STOCK APPRECIATION RIGHTS. A SAR represents the right to receive payment of a sum not to exceed the amount, if any, by which the fair market value of the Common Shares on the date of exercise of the SAR exceeds the grant price of the SAR. The grant price (which shall not be less than the fair market value of the Common Shares on the date of the grant) and other terms of the SAR shall be determined by the Committee. A SAR may be granted free-standing or in tandem with new options or after the grant of a related option which is not an ISO. Upon the exercise of a SAR, payment may be made in cash, Common Shares or other property, or a combination thereof, as the Committee shall determine.

    6. RESTRICTED STOCK. Restricted stock will consist of Common Shares which are subject to such conditions, restrictions and limitations as the Committee determines to be appropriate. Restricted stock will be awarded without consideration other than the rendering of services or the payment of any minimum amount required by law, unless the Committee decides otherwise. With respect to Common Shares awarded as restricted stock, the recipient shall have all rights of a shareholder of the Company, including the right to vote and the right to receive cash dividends, unless the Committee shall otherwise determine. Any Common Shares issued with respect to restricted stock as a result of a stock split, stock dividend or similar transaction shall be restricted to the same extent as such restricted stock, unless otherwise determined by the Committee. Upon termination of the participant's employment during the restriction period, all restricted stock shall be forfeited subject to such exceptions, if any, as are authorized by the Committee as to termination of employment, retirement, disability, death or special circumstances.

    7. PERFORMANCE SHARES AND UNITS. The 1997 Long Term Plan permits the grant of performance shares and performance units ("Performance Awards") as additional compensation to participants for services to the Company or one of its subsidiaries based on performance periods and performance goals established by the Committee for the Company or any subsidiary of the Company. Payment of performance awards may be made in cash, Common Shares or other property, or a combination thereof, as the Committee shall determine. There may be more than one award in existence at any one time and performance periods may differ. Recipients of Performance Awards are not required to provide consideration other than the rendering of service, unless the Committee decides otherwise.

    8. OTHER STOCK UNIT AWARDS. The 1997 Long Term Plan permits the award of other stock unit awards, either alone or in addition to other awards granted under the Plan, subject to such conditions, restrictions and limitations as the Committee determines to be appropriate. Other stock unit awards are awards of Common Shares or other securities of the Company and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares or other securities of the Company. Other stock unit awards may be paid in cash, Common Shares or other property, or a combination thereof, as the Committee shall determine.

    9. CHANGE OF CONTROL. In order to maintain all of the participants' rights in the event of a Change of Control (as defined in the 1997 Long Term Plan) of the Company, the Committee, as constituted before such Change of Control, in its sole discretion, may, as to any outstanding award, either at the time an award is made or any time thereafter, take any one or more of the following actions:
(a) provide for the acceleration of any time periods relating to the exercise or realization of any such award so that such award may be exercised or realized in full on or before a date fixed by the Committee; (b) provide for the purchase of any such award by the Company, attained upon the exercise of such award or realization of such participant's rights had such awards been currently exercisable or payable; (c) make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect such Change of Control; or (d) cause any such award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change of Control.

    10. AMENDMENT AND TERMINATION. The 1997 Long Term Plan may be amended or terminated by the Board of Directors, provided that no such action shall impair the rights of a participant without the participant's consent and provided that no amendment shall be made without shareholder approval which shall (a) increase the total number of shares reserved for issuance pursuant to the Plan, (b) change the class of eligible participants or (c) materially increase the benefits under the Plan.

    11. FEDERAL INCOME TAX CONSEQUENCES. The following are the federal income tax consequences generally arising with respect to awards granted under the 1997 Long Term Plan. The grant of an option or SAR will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an option other than an ISO or SAR, the optionee must recognize ordinary income equal to the difference between the exercisable price and the fair market value of the Common Shares on the date of exercise; the Company will be entitled to a deduction for the same amount. The treatment to an optionee of a disposition of Common Shares acquired through the exercise of an option depends on how long the Common Shares have been held and on whether such Common Shares were acquired by exercising an ISO or by exercising an option other than an ISO or SAR. Generally, there will be no tax consequence to the Company in connection with a disposition of Common Shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of Common Shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

    With respect to other awards granted under the 1997 Long Term Plan that are settled either in cash or in Common Shares or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of Common Shares or other property received; the Company will be entitled to a deduction for the same amount. With respect to awards that are settled in Common Shares or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the Common Shares or other property received at the first time the Common Shares or other property became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will be entitled to a deduction for the same amount. Different tax rules apply with respect to participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

OUR RECOMMENDATION

    APPROVAL OF THE CINCINNATI BELL INC. 1997 LONG TERM INCENTIVE PLAN REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON SHARES. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE PROPOSAL.

EFFECT OF MANAGEMENT VOTE

    Inasmuch as the directors and officers of the Company own beneficially
      Common Shares, or   % of the outstanding voting shares, their votes on the
proposal are not likely to have a material impact on whether this proposal is adopted. The Board of Directors recommends a vote FOR the proposal.

                              PROPOSAL TO APPROVE
                              CINCINNATI BELL INC.
                             1997 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                           (ITEM 3 ON THE PROXY CARD)

    The Board of Directors recommends that the shareholders approve a stock option plan for non-employee directors, the Cincinnati Bell Inc. 1997 Stock Option Plan for Non-Employee Directors (the "1997 Directors Plan"). The proposed 1997 Directors Plan is intended to replace the 1988 Stock Option Plan for Non-Employee Directors (the "1988 Directors Plan"). THE FULL TEXT OF THE PROPOSED 1997 DIRECTORS PLAN IS SET FORTH IN APPENDIX B OF THIS PROXY STATEMENT AND THE FOLLOWING DISCUSSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH TEXT.

    The purpose of the 1997 Directors Plan is to attract and retain the services of experienced and knowledgeable independent directors of the Company and to provide them a further incentive to increase the value of the Company and of the Common Shares for the benefit of all shareholders. The 1997 Directors Plan will become effective on the day after it is approved by the shareholders of the Company.

    The principal provisions of the 1997 Directors Plan are as follows:

    1. SHARES RESERVED FOR ISSUANCE. Subject to adjustment in case of certain changes in the capital structure of the Company, there are reserved for issuance upon the exercise of options granted under the 1997 Directors Plan 300,000
Common Shares, equal to   % of the Common Shares outstanding at            ,
1997. Such Common Shares may be authorized and unissued shares or shares then held in the Company's treasury. If any option under the 1997 Directors Plan expires or terminates without having been exercised in full, the Common Shares subject to such option will again be available for the purposes of issuance under the exercise of options granted under the 1997 Directors Plan. No additional options will be granted under the 1988 Directors Plan after the 1997 Directors Plan becomes effective.

    2. GRANTS. The 1997 Directors Plan provides that each individual who first becomes a non-employee director of the Company after the effective date of the plan will automatically receive an option to purchase 6,000 Common Shares on the first day of the non-employee director's first term in office. On the date of each annual meeting of shareholders of the Company subsequent to the effective date of the Plan, each non-employee director will automatically receive an option for an additional 2,000 Common Shares, provided that such non-employee director first becomes a non-employee director prior to such annual meeting and continues in office subsequent to such annual meeting. Only non-statutory stock options will be granted under the 1997 Directors Plan. There are at present ten directors eligible to participate in the 1997 Directors Plan.

    3. PRICE. The option price for each option granted under the 1997 Directors Plan will be 100% of the fair market value of the Common Shares on the date of grant.

    4. TERM. Options granted under the 1997 Directors Plan shall be immediately exercisable. Options shall have a term of ten years from the date of grant. Except in the case of retirement or death, no option may be exercised more than six months after the optionee's termination of service as director.

    5. ADMINISTRATION. The Board of Directors will administer the 1997 Directors Plan.

    6. EFFECTIVE DATE. The 1997 Directors Plan will not become effective until the day following the date it is approved by the shareholders as proposed herein.

    7. AMENDMENT AND TERMINATION. The 1997 Directors Plan may be terminated, modified or amended by the shareholders of the Company. The Board of Directors may also terminate the 1997 Directors Plan or modify or amend it in certain respects as set forth in the 1997 Directors Plan. No options may be granted under the 1997 Directors Plan after tenth anniversary of the effective date of the Plan; provided, however, that such termination shall have no effect on options granted prior thereto.

    8. FEDERAL INCOME TAX CONSEQUENCES. Under present federal income tax laws the grant of an option will create no federal income tax consequences for an optionee or the Company. Upon exercising an option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the Common Shares on the date of exercise and the Company will be entitled to a deduction for the same amount.

OUR RECOMMENDATION

    APPROVAL OF THE CINCINNATI BELL INC. 1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON SHARES. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

EFFECT OF MANAGEMENT VOTE ON PROPOSAL

    Inasmuch as the directors and officers of the Company own beneficially
      Common Shares, or   % of the outstanding voting shares, their votes on the
proposal are not likely to have a material impact on whether this proposal is adopted. The Board of Directors recommends a vote FOR the proposal.

                         TO AMEND ARTICLE FOURTH OF THE
               AMENDED ARTICLES OF INCORPORATION TO INCREASE THE
                       AUTHORIZED NUMBER OF COMMON SHARES
                             (ITEM 4 ON PROXY CARD)

    At present the Company's Amended Articles of Incorporation, as amended (the "Amended Articles"), authorize the issuance of 240,000,000 Common Shares, $1.00 par value. On February 3, 1997 the Board of Directors determined that it would be advantageous to increase the authorized number of Common Shares and proposed amending the Company's Amended Articles, subject to the approval of the shareholders, to increase the authorized number of Common Shares from 240,000,000 to 480,000,000. No changes in the express terms of the Common Shares are contained in the proposal. The proposed amendment to the first paragraph of Article FOURTH appears in Appendix C to this Proxy Statement.

    The Board of Directors believes that the Common Share split will broaden the potential market for the Common Shares and result in a wider distribution of Common Shares, both of which are in the best interests of the shareholders.

    In addition, the Board of Directors believes that it is desirable and in the best interest of the Company and its shareholders that there be a substantial number of authorized but unissued Common Shares in order to insure flexibility of action in the future. Authorized but unissued Common Shares are available, free from any pre-emptive right, for issuance from time to time to such persons and for such considerations as the Board of Directors may determine, without necessarily requiring further action by the shareholders unless such action is required by applicable law or the rules of any stock exchange on which the Common Shares may be listed.

    The additional authorized Common Shares may be used for various corporate purposes, including Common Share dividends and splits, acquisitions, public offerings and stock option and other employee benefit plans, and any share purchase rights plans that may exist. The increase in the authorized number of Common Shares and the two-for-one Common Share split are not designed to deter or prevent a change in control, but attention is directed to the description of the Company's Share Purchase Rights Plan described below. However, Article FOURTH of the present Amended Articles, (and, as proposed to be amended) authorizes Common Shares in excess of those shares outstanding and provides that Preferred Shares may be issued in one or more series; it expressly vests in the Board of Directors the authority to determine the designations, relative rights, preferences and limitations of each such series. Although the Board of Directors presently has no intention of issuing any additional Common or Preferred Shares as a defensive measure in connection with a takeover attempt, under certain circumstances the Company could use the additional Common Shares, the Preferred Shares and any share purchase rights to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company or could place such shares privately with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. It should be noted, however, that the power of the Board of Directors to take such actions described in the preceding sentence would not be increased by the proposal to amend Article FOURTH.

    Other provisions of the Company's Amended Articles may be deemed to have an anti-takeover effect. Ohio law provides that the approval of two-thirds of the voting power of a corporation is required to effect certain mergers and similar transactions, to adopt amendments to the articles of incorporation of a corporation and to take certain other significant actions. Although under Ohio law the articles of incorporation of a corporation may permit such actions to be taken by a vote that is less than two-thirds (but not less than a majority), the Company's Amended Articles do not contain such a provision. The two-thirds voting requirement tends to make approval of such matters, including further amendments to the Amended Articles, relatively difficult, and a vote of the holders of in excess of one-third of the outstanding shares of the Company would be sufficient to prevent implementation of any of the corporate actions mentioned above.

    The overall effect of the proposal and the Common Share split may be to render more difficult or discourage (i) an attempt to take control of the Company through a merger, tender offer, proxy contest or other means, (ii) the assumption of control by a holder of a large block of the Company's voting shares, and (iii) the removal of incumbent management. This may be the case even though certain shareholders of the Company may deem such an action to be in their best interests.

    Except as described herein, at the date of this Proxy Statement, the Company has no agreements, commitments or plans with respect to the sale or issuance of Common Shares or Preferred Shares, other than the Common Shares to be issued on the Common Share split, and the Common Shares to be issued upon the exercise of options. As of February 28, 1997, the record date for notice of this meeting,
there were       Common Shares issued and outstanding,       Common Shares
unissued and not reserved for issuance and       Common Shares unissued and
reserved for issuance. After giving effect to the amendment of Article FOURTH and the Common Share split (as if both had been effective as of February 28,
1997), a total of       Common Shares would have been issued and outstanding,
      Common Shares would have been unissued and not reserved for issuance and Common Shares unissued and reserved for issuance.

    The additional Common Shares resulting from adoption of the proposal will be identical in all respects to the existing Common Shares. The adoption of the proposal and the subsequent Common Share split will not change the relative rights of the holders of the Common Shares. Each Common Share issued and outstanding after the Common Share split will be entitled to one vote and each issued Common Share will be fully paid and non-assessable.

    If the proposed amendment is adopted by the shareholders, it is anticipated that it will be filed with the Secretary of State of the State of Ohio and will become effective on April 28, 1997.

OUR RECOMMENDATION

    ADOPTION OF THE PROPOSED AMENDMENT TO ARTICLE FOURTH OF THE AMENDED ARTICLES REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS OF THE ISSUED AND OUTSTANDING COMMON SHARES. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

EFFECTS OF MANAGEMENT VOTE ON PROPOSAL

    Inasmuch as the directors and officers of the Company own beneficially
      Common Shares, or   % of the outstanding voting shares, their votes on the
proposal are not likely to have a material impact on whether this proposal is adopted.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                           (ITEM 5 ON THE PROXY CARD)

    Subject to shareholder ratification, the Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Coopers & Lybrand L.L.P. as independent accountants to audit the financial statements of the Company for the year 1997. Coopers & Lybrand L.L.P. has audited the financial statements of the Company for many years. If the shareholders do not ratify this appointment, other independent accountants will be appointed by the Board upon recommendation of the Audit Committee. One or more members of the firm of Coopers & Lybrand L.L.P. will attend the annual meeting, will have an opportunity to make a statement and will be available to answer questions.

OUR RECOMMENDATION

    RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON SHARES PRESENT OR REPRESENTED AND ENTITLED TO VOTE AT THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH RATIFICATION.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee recommends to the Board of Directors compensation for the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, as well as the compensation for the Chief Executive Officers of the Company's principal subsidiaries, Cincinnati Bell Telephone Company ("CBT"), Cincinnati Bell Information Systems Inc. ("CBIS") and MATRIXX Marketing Inc. ("MATRIXX"). The compensation of Mrs. Stonebraker is established by the Board of Directors of CBT.

    The executive compensation program established by the Compensation Committee is based on the principles (a) that compensation must be competitive with other companies to attract and retain high-quality executives, (b) that a significant portion of executive compensation should be "at risk" and tied to the achievement of specific short and long term performance objectives, principally the Company's earnings and the performance of the Company's Common Stock, that will inure to the benefit of the Company's shareholders and (c) that emphasis should be given to the long term incentive component of each executive's compensation package, rather than to base salary or annual incentives.

    Compensation levels for executives are benchmarked to the outside market, using information from general industry surveys conducted by an outside consultant and from proxy materials of a comparison group consisting of twenty-five companies, including the Peer Group Companies identified on page
   , in the communications, information systems and telephone marketing industries. Each executive's total direct compensation (base salary, annual incentives and long term incentives) is targeted to be competitive with the revenue adjusted median of the comparison group.

    BASE SALARY. Based upon a review of the market data, the Compensation Committee recommended no change in the base salary of Mr. LaMacchia and a $10,000 increase in Mr. Henry's base salary. Base salary increases of from 16% to 20% were recommended for other executives, both to ensure equity with the market and to recognize their increased responsibilities. Mr. Marino's base salary was established pursuant to his employment agreement. The salaries of Messrs. LaMacchia, Orr, Henry and Marino appear in the Summary Compensation
Table on page    .

    ANNUAL INCENTIVE. The Company's short term incentive plan, which includes Messrs. LaMacchia, Orr and Henry, is one of the means by which the Compensation Committee encourages the Company's management to enhance shareholder value. As in the case of base salary, short term award targets are benchmarked against market data.

    For Messrs. LaMacchia and Henry to receive a short term award, the Company must achieve certain levels of "earnings per share" ("EPS"). In addition to a Company EPS component, Mr. Orr's short term award is based upon CBIS and MATRIXX achieving certain combined revenue levels and upon CBIS achieving certain operating income levels. For 1996, the EPS and other financial goals were exceeded. The short term incentive awards of Messrs. La LaMacchia, Orr and Henry are reflected in the Summary Compensation Table.

    LONG TERM INCENTIVES. The Company's executive compensation program includes two long term elements, stock options and performance share awards, both of which are intended to more closely align the interests of the Company's executives with those of the Company's shareholders.

    Stock options are awarded under the Company's 1988 Long Term Incentive Plan. The present value of the stock options awarded to each executive is targeted to represent approximately two-thirds of the present value of the executive's total long term incentives, with the present value of performance share targets constituting the remaining third. Based upon the recommendation of an outside consultant, the present value of an option for compensation purposes is 00.00% of the value of a Common Share. The options granted to the named executive officers during 1996 are shown in the "Grants of Stock Options" table on page
   .

    Beginning in 1996, executives have the opportunity to earn performance shares, each equivalent in value to a Common Share, based upon the extent to which Company's total shareholder return ("TSR"), which includes dividends and share price appreciation, for a three-year performance period, compares with a comparison group mean TSR for the same period. Based upon the recommendation of an outside consultant, for compensation purposes, the present value of a performance share is equal to 85% of the value of a Common Share.

    No performance shares will be awarded at the end of the performance period if the Company's TSR is negative. If the Company's TSR is at least 80% of the comparison group mean TSR, from 50% to 200% of the target number of performance shares will be awarded, with 100% being awarded if the Company's TSR is 100% of the comparison group mean TSR and 200% being awarded in the Company's TSR is 140% of the comparison group mean TSR. The first three-year performance period will end on December 31, 1998. For 1996, the Company's TSR was in excess of 140% of the comparison group mean TSR.

    STOCK OWNERSHIP GUIDELINES. To further align the interests of the executives and the Company's shareholders, the Compensation Committee has established stock ownership guidelines for its executive officers. The Chief Executive Officer is expected to have approximately three times his base salary in Common Shares and other officers are expected to have approximately one and one-half times their base in Common Shares. These shares can include shares acquired on the open market or through Company plans, including the Retirement Savings Plan. Executives will be given a reasonable amount of time to satisfy these guidelines.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER. Mr. LaMacchia served in the capacity of President and Chief Executive Officer throughout 1996. As President and Chief Executive Officer, in accordance with the policies discussed, his base salary for 1996 was $525,000 and he received a short term award of $472,500. He received a stock option grant for 39,300 Common Shares and a performance share target of 4,900 performance shares under the Long Term Incentive Plan.

    COMPENSATION LIMITATION. The Compensation Committee is continuing to consider the effect of section 162(m) of the Internal Revenue Code, which limits the deduction for compensation paid to the Company's named executives. As long as the Company's potential tax liability from the loss of the deduction remains nominal, no action will be taken.

Compensation Committee

James D. Kiggen, Chairman
John F. Barrett
Phillip R. Cox
David B. Sharrock

                             EXECUTIVE COMPENSATION

I.  SUMMARY COMPENSATION TABLE
    The following table shows the compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company or any of its subsidiaries for services to the Company and its subsidiaries in all capacities. Mr. LaMacchia and Orr served as directors of the Company but received no separate compensation in that capacity.


                                                                                  Long-Term Compensation
                                                                           -------------------------------------
                                                                                    Awards
                                            Annual Compensation            ------------------------    Payouts
                                   -------------------------------------                 SECURITIES   ----------
                                                           OTHER ANNUAL    RESTRICTED    UNDERLYING   LONG-TERM     ALL OTHER
       NAME AND PRINCIPAL                                  COMPENSATION       STOCK       OPTIONS     INCENTIVE    COMPENSATION
            POSITION         YEAR  SALARY($)   BONUS($)        ($)          AWARDS($)       (#)       PAYOUTS($)     ($) (a)
     ----------------------  ----  ---------   ---------  --------------   -----------   ----------   ----------   ------------
     John T. LaMacchia       1996  $525,000    $472,500           --       $      0        39,300        $--       $  9,500
     President & CEO         1995   525,000     500,000             (b)           0        75,000          0          7,182
                             1994   500,000     500,000             (b)           0       100,000          0          6,000
     James F. Orr            1996  $300,000    $415,144           --       $340,018(c)    205,600        $--       $ 14,585
     Chief Operating
     Officer                 1995   245,833           0           --        270,023(c)     30,000         --             --
                             1994   222,917           0           --        355,000(c)     20,000         --             --
     Brian C. Henry          1996  $310,000    $172,500           --       $      0        67,300        $--       $ 22,392
     Executive Vice          1995   300,000     175,000             (b)           0        25,000          0          6,000
     President & CFO         1994   275,000     175,000             (b)           0        20,000          0         11,000
     Robert J. Marino        1996  $240,000    $206,974    $      --       $      0        15,000        $--       $     --
     President & CEO of      1995    40,000     141,141       37,732        404,063(d)     10,000         --             --
     CBIS                    1994        --          --           --             --            --         --             --
     Barbara J. Stonebraker  1996  $192,000    $ 83,059           --       $      0         7,500        $--       $  8,852
     Senior Vice             1995   192,000     120,885             (b)     254,070(e)      7,500          0          7,596
     President of CBT        1994   186,000      80,000             (b)           0(e)      4,000          0          8,000

a) Represents Company contributions to defined contribution savings plans and to the Deferred Compensation Plan described on page __.

b) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of the annual salary and bonus for the individual for that year.

c) As of December 31, 1996, Mr. Orr's aggregate restricted stock holdings were 18,422 Common Shares with a value of $1,135,255.75. 10,422 Common Shares were awarded in 1996, vesting one year from date of grant; 14,773 Common Shares were awarded in 1995, vesting one year from date of grant; and 20,000 Common Shares were awarded in 1994, vesting 12,000 Common Shares in 1997, 4,000 Common Shares in 1997 and 4,000 Common Shares in 1998. Dividends are paid on all restricted stock.

d) As of December 31, 1996, Mr. Marino's aggregate restricted stock holdings were 15,000 Common Shares with a value of $924,375. Restrictions lapse with respect to 7,500 Common Shares in 1998 and the remaining 7,500 Common Shares in 2000. Dividends are paid on all restricted stock.

e) As of December 31, 1996, Mrs. Stonebraker's aggregate restricted stock holdings were 15,000 Common Shares with a value of $924,375. Restrictions lapse with respect to 9,000 Common Shares in 1997, an additional 3,000 Common Shares in 1998 and the remaining 3,000 Common Shares in 1999. Dividends are paid on all restricted stock.

II.  GRANTS OF STOCK OPTIONS

    The following table shows all individual grants of stock options to the named executive officers of the Company during the fiscal year ended December 31, 1996.


                                                                                Potential Realizable
                              NUMBER OF    % of Total                          Value at Assumed Annual
                              SECURITIES    Options                             Rates of Stock Price
                              UNDERLYING   Granted to   Exercise               Appreciation for Option
                               OPTIONS     Employees    or Base                       Term (b)
                               GRANTED     in Fiscal     Price     Expiration  -----------------------
            NAME               (#) (a)        Year       ($/Sh)       Date       5% ($)      10% ($)
----------------------------  ----------   ----------   --------   ----------  ----------  -----------
John T. LaMacchia               39,300           %      $ 33.813     1/2/06    $  835,635  $ 2,117,759
                                20,600           %      $ 33.813     1/2/06    $  438,017  $ 1,110,072
                                10,000           %        50.438    9/16/06    $  317,200  $   803,850
James F. Orr                   175,000           %        57.938    12/16/06   $6,376,300  $16,159,150
                                17,300           %      $ 33.813     1/2/06    $  367,849  $   932,245
Brian C. Henry                  50,000           %        59.938    12/30/06    1,884,650    4,776,200
Robert J. Marino                10,000           %      $ 33.813     1/2/06    $  212,630  $   538,870
Barbara J. Stonebraker           7,500           %      $ 33.813     1/2/06    $  159,472  $   404,152

(a) The material terms of the options granted are: grant type, non-statutory; grant price, fair market value on grant date, exercisable 25% after one year, an additional 25% after the second year and the remaining 50% after the third year (The grants of 175,000 Common Shares to Mr. Orr and of 50,000 Common Shares to Mr. Henry are exercisable after five years); term of grant, 10 years, except in cases of retirement, disability or death; and unexercisable options are cancelled upon termination of employment.

(b) As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Company's Common Shares will appreciate in value from the date of grant to the end of the option term (ten years from the date of grant) at annualized rates of 5% and 10% (total appreciation of 62.8% and 159.3%) resulting in values of approximately $55.07 and $87.70 for all options expiring on January 2, 2006 ($82.15 and $130.82 for Mr. Orr's options which expire on September 16, 2006, $94.37 and $150.27 for Mr. Orr's options which expire on December 16, 2006 and $97.63 and $155.46 for Mr. Henry's options which expire on December 30, 2006). They are not intended, however, to forecast possible future appreciation, if any, in the price of the Company's Common Shares. The total of all stock options granted to employees, including executive officers,
    during fiscal 1996 was approximately   % of the total Common Shares
    outstanding during the year. As an alternative to the assumed potential realizable values stated in the above table, the Securities and Exchange Commission rules would permit stating the present value of such options at date of grant. Methods of computing present values suggested by different authorities can produce significantly different results. Moreover, since stock options granted by the Company are not transferable, there are no objective criteria by which any computation of present value can be verified. Consequently, the Company's management does not believe there is a reliable method of computing the present value of such stock options for proxy disclosure purposes.

III.  AGGREGATE OPTION EXERCISES

    The following table shows aggregate option exercises in last fiscal year and fiscal year-end values:

                                                                                              NUMBER OF
                                                                                             SECURITIES
                                                                                             UNDERLYING
                                                                                             UNEXERCISED
                                                                                             OPTIONS AT
                                                                                             FY-END (#)
                                                                                             EXERCISABLE
                                                                                                (E)/
                                                           SHARES ACQUIRED      VALUE       UNEXERCISABLE
                          NAME                             ON EXERCISE (#)   REALIZED ($)        (U)
---------------------------------------------------------  ---------------   ------------   -------------
                                                                                               E325,000
John T. LaMacchia                                                   0          $761,260         U39,300
                                                                                                E65,000
James F. Orr                                                        0          $      0        U205,600
                                                                                               E112,500
Brian C. Henry                                                      0          $423,755         U67,300
                                                                                                     E0
Robert J. Marino                                                    0          $      0         U15,000
                                                                                                E16,000
Barbara J. Stonebraker                                              0          $      0         U15,000

                                                            VALUE OF UNEXERCISED IN-THE-MONEY
                                                                       OPTIONS AT
                                                                     FY-END ($) (a)
                                                                    Exercisable (E)/
                          NAME                                      Unexercisable(U)
---------------------------------------------------------  -----------------------------------
                                                                               E$14,552,725.00
John T. LaMacchia                                                                U1,063,536.85
                                                                                E$2,742,495.00
James F. Orr                                                                     U1,175,822.20
                                                                                E$4,593,102.50
Brian C. Henry                                                                     U512,022.60
                                                                                           E$0
Robert J. Marino                                                                   U509,055.00
                                                                                  E$662,248.00
Barbara J. Stonebraker                                                             U532,492.50

(a) Values stated based on the fair market value (average of the high and low) of $60.875 per share of the Common Shares on the New York Stock Exchange on December 31, 1996.

IV.  LONG-TERM INCENTIVE PLAN AWARDS TABLE

    Since no awards pursuant to any long-term incentive plans were made to any named executive officer in the fiscal year ended December 31, 1996, no table has been included.

V.  DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

    Mr. LaMacchia participates in both the Company's Management Pension Plan and the Pension Program. The following table illustrates the approximate pension amounts which would be payable under those plans combined.

                               PENSION PLAN TABLE

                     YEARS OF SERVICE AND PENSION AMOUNT
               -----------------------------------------------
COMPENSATION       15          20          25      30 OR MORE
-------------  ----------  ----------  ----------  -----------
 $   400,000   $  136,000  $  181,333  $  226,667   $ 272,000
     475,000      161,500     215,333     269,167     323,000
     550,000       87,000     249,333     311,667     374,000
     625,000      212,500     283,333     354,167     425,000
     700,000      238,000     317,333     396,667     476,000
     775,000      263,500     351,333     439,167     527,000
     850,000      289,000     385,333     481,667     578,000
     925,000      314,500     419,333     524,167     629,000
   1,000,000      340,500     453,333     566,667     680,000
   1,075,000      365,000     487,333     609,167     731,000

    Pension amounts shown under the foregoing table are annual straight life annuity pension amounts assuming retirement at age 65, prior to deduction for Social Security benefits. If retirement occurs prior to age 60, the pension amounts shown may be reduced by 5% for each year by which the participant's age at retirement is less than age 60. To compute the estimated annual retirement benefits of Mr. LaMacchia, the
amount of compensation which can be used is $      and the number of his years
of credited service at December 31, 1996 is 30. The covered compensation is for the twelve consecutive month period during the thirty-six consecutive month period ending December 31, 1996 which produces the highest dollar amount.

    Currently, the benefit formula under the Management Pension Plan is a cash balance formula. Under this formula, each participant has an account to which pension credits are allocated at the end of each year based upon the participant's attained age and covered compensation for the year. To the extent that a participant's covered compensation exceeds the Social Security wage base, additional pension credits are given for such excess compensation. The following chart shows the pension credits which will be given at the ages indicated:

       ATTAINED AGE                                  PENSION CREDITS
---------------------------  ---------------------------------------------------------------
Less than 30 years           2.50% of total covered compensation plus 2.50% of excess
                              compensation
30 but less than 35 years    2.75% of total covered compensation plus 2.75% of excess
                              compensation
35 but less than 40 years    3.25% of total covered compensation plus 3.25% of excess
                              compensation
40 but less than 45 years    4.00% of total covered compensation plus 4.00% of excess
                              compensation
45 but less than 50 years    5.25% of total covered compensation plus 5.25% of excess
                              compensation
50 but less than 55 years    6.50% of total covered compensation plus 6.50% of excess
                              compensation
55 or more years             8.00% of total covered compensation plus 8.00% of excess
                              compensation

    At the end of each year, a participant's account is also credited with assumed interest at the rate of 8% per annum through December 31, 1996, 8.25% for 1997 and 4% per annum for subsequent years. At retirement or other termination of employment, an amount equivalent to the balance then credited to the account is payable to the participant in the form of an immediate or deferred lump sum or annuity. (In the case of an employee who was a participant in the Management Pension Plan on December 31, 1993, the employee's account also was credited with pension credits equivalent to the employee's accrued benefit on that date.)

    Messrs. Orr, Henry and Marino and Mrs. Stonebraker participate in the Management Pension Plan but do not participate in the Pension Program. If they continue in employment and retire at normal retirement age of 65, their estimated annual pension amounts under the Management Pension Plan would be
$      for Mr. Orr; $      for Mr. Henry, $      for Mr. Marino and $      for
Mrs. Stonebraker.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    In December 1987, the Company entered into an Executive Employment Agreement with Mr. LaMacchia. The Agreement is not a typical employment agreement in that Mr. LaMacchia's term of employment under the Agreement does not commence until the date of a "change in control" (as defined in the Agreement) of the Company. Under the Agreement, Mr. LaMacchia (i) continues to be employed in the same position that he had on the day preceding the change in control with the responsibilities and authorities that executives in comparable companies possess and (ii) receives the same level of compensation (with annual cost of living increases) and benefits in effect immediately prior to the change in control. After a change in control, he may terminate his employment, with or without reason, upon one month's prior written notice. The Company may terminate his employment without breach of his Agreement only upon his death, disability or for "cause" (as defined in the Agreement). If, after a change in control of the Company, the Company terminates his employment in a breach of his Agreement or he voluntarily terminates his employment, he is entitled to receive as severance pay in cash an amount equal to five times his "base amount" within the meaning of section 280G of the Code. ("Base amount" for purposes of the Agreement includes all amounts attributed or earned for that year pursuant to the Short Term Incentive

Plan, the 1988 Long Term Incentive Plan and any other deferred compensation plan.) The severance pay payable under the Agreement will be greater than the maximum amount which may currently be paid under the Code for these types of agreements without the individual incurring an excise tax and without the Company being denied a tax deduction of a portion of the payments.

    In August 1994, the Company entered into an Employment Agreement with Mr. Orr which provides for the employment and retention of Mr. Orr as President and Chief Executive Officer of CBIS for a term commencing on January 1, 1995 and terminating on December 31, 1999. The Employment Agreement provides for: an initial base salary of $240,000 per year, which is subject to annual performance reviews and increases consistent with his performance and the treatment of similarly situated employees; a minimum bonus target of $170,000 per year; an annual grant of options to purchase at least 20,000 Common Shares; if he remains employed through December 31, 1998, a minimum pension of $40,000 per year and retiree medical benefits; and benefits and perquisites consistent with the treatment of similarly situated employees. The Executive Employment Agreement provides that if Mr. Orr's employment terminates following a change in control of the Company, Mr. Orr will receive a lump sum payment equal to the greater of $720,000 or 2.99 times his annual base salary and target bonus on the date of termination, plus the minimum pension and retiree medical benefits described above, but not less than the amount called for in the event of a termination without cause. In the event that the Company terminates Mr. Orr's employment (other than for cause or disability), Mr. Orr will receive a lump sum severance payment equal to the greater of (a) two times his base salary rate and target bonus or (b) the base salary rate and target bonus for the remainder of the term, plus the minimum pension and retiree medical benefits described above.

    In March 1993, the Company entered into an Executive Employment Agreement with Mr. Henry which provides for the employment and retention of Mr. Henry as Executive Vice President and Chief Financial Officer of the Company for a term commencing on March 29, 1993 and terminating on March 29, 1998. The Executive Employment Agreement provides for: an initial base salary of $270,000 per year, which is subject to annual performance reviews and increases consistent with his performance and the treatment of similarly situated employees of the Company; the opportunity to earn a bonus under the Short Term Incentive Plan; options to purchase 80,000 Common Shares; a supplemental pension equal to that portion of his accrued pension under the Management Pension Plan attributable to his first 10 years of service; and benefits and perquisites consistent with the treatment of similarly situated employees of the Company. The Executive Employment Agreement provides that if Mr. Henry's employment terminates following a change in control of the Company, Mr. Henry will receive a lump sum payment equal to the greater of $810,000 or three times his annual base salary on the date of termination. In the event that the Company terminates Mr. Henry's employment (other than for cause or disability) after March 29, 1995, Mr. Henry will receive a lump sum severance payment equal to his previous 12 months base salary.

    In September 1995, CBIS entered into an Employment Agreement with Mr. Marino which provides for the employment and retention of Mr. Marino as Chief Operating Officer of CBIS for a term commencing on October 1, 1995 and terminating on September 30, 2000. The Employment Agreement provides for: an initial base salary of $240,000 per year, which is subject to annual performance reviews and increases consistent with his performance and the treatment of similarly situated employees; a minimum bonus target of $110,000 per year; an initial award of options to purchase 15,000 Common Shares; a restricted stock award of 15,000 Common Shares; a supplemental pension equal to that portion of his accrued pension under the Management Pension Plan attributable to his first 10 years of service and benefits and perquisites consistent with the treatment of similarly situated employees of CBIS. In the event that CBIS terminates Mr. Marino's employment (other than for cause or disability), Mr. Marino will receive a lump sum severance payment equal to two times his base salary rate plus a pro-rated portion of the restricted stock award.

    In December 1994, CBT entered into an Employment Agreement with Mrs. Stonebraker which provides for the employment and retention of Mrs. Stonebraker as a Senior Vice President for a term commencing on December 31, 1994 and ending on December 31, 1999. The Employment Agreement provides for: a minimum base salary of $192,000 per year, which is subject to annual performance reviews; the opportunity to earn a bonus under CBT's regular compensation program; an annual grant of options to purchase 7,500 Common Shares; a restricted stock award of 15,000 Common Shares (which were issued on

January 3, 1995); and benefits and perquisites consistent with the treatment of similarly situated employees. The Employment Agreement states that if Mrs. Stonebraker's employment terminates following a change in control of the Company or CBT, Mrs. Stonebraker will receive a lump sum payment equal to 2.99 times her base salary, her options will become immediately exercisable and the restrictions otherwise applicable to her restricted stock award will lapse. In the event that CBT terminates Mrs. Stonebraker's employment (other than for cause or disability), Mrs. Stonebraker will receive a lump sum severance payment equal to the lesser of two times her base salary for the current year or her base salary for the remainder of the term.

    The Deferred Compensation Plan was adopted effective January 1, 1994 to permit senior managers to defer receipt of up to 75% of their base salary, up to 100% of their cash bonuses (including cash awards under the 1988 Long Term Incentive Plan and the Short Term Incentive Plan) and up to 100% of share awards under the 1988 Long Term Incentive Plan. For participating employees who are not in the Pension Program, there will be a Company "match" which is established by the Compensation Committee. For 1996, the "match" was $0.666 for each dollar deferred (up to 6% of compensation). Amounts deferred by participants (and the related Company "match") are assumed to have been invested in various mutual funds and other investments (including Company Shares). Upon termination of employment, the amounts then credited to the participant's account are distributed in two equal annual installments or in up to ten annual installments. The 1996 "match" for Messrs. Orr, Henry and Marino and Mrs. Stonebraker is reflected in the Summary Compensation Table under the "All Other Compensation" column. Mr. LaMacchia did not participate in the Deferred Compensation Plan during 1996.

    Under the 1988 Long Term Incentive Plan and the Short Term Incentive Plan, in the event of a change in control, all outstanding stock options will become immediately exercisable, all restrictions applicable to restricted stock awards will lapse and a pro rata portion of all accrued incentive awards will be paid in cash. Under the Incentive Award Deferral Plan and the Deferred Compensation Plan, the present value of all deferred amounts will be paid in cash in the event of a change in control. The present values of all accrued unfunded benefits under the Management Pension Plan and the Pension Program will be funded within five days after a change in control.

                               PERFORMANCE GRAPHS

    The following Performance Graphs compare the yearly percentage change of the cumulative total shareholder return on the Company's Common Shares with the cumulative total return, assuming reinvestment of dividends, of (i) the S&P 500 Stock Index and (ii) the Telephone Peer Group.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                            CUMULATIVE TOTAL RETURN
                                               Based on reinvestment of $100 beginning December 31,
                                                                                               1991
                                                                              Cincinnati Bell, Inc.  S&P 500(0)
Dec-91                                                                                         $100        $100
Dec-92                                                                                          $93        $108
Dec-93                                                                                         $101        $118
Dec-94                                                                                         $100        $120
Dec-95                                                                                         $211        $165
Dec-96                                                                                         $379        $203
SOURCE: GEORGESON & COMPANY INC.

                                             Telephone Peer Group
Dec-91                                                       $100
Dec-92                                                       $110
Dec-93                                                       $129
Dec-94                                                       $123
Dec-95                                                       $185
Dec-96                                                       $189
SOURCE: GEORGESON & COMPANY INC.

The Telephone Peer Group consists of ALLTEL Corp., Ameritech Corp., Bell Atlantic Corp., BellSouth Corp., Frontier Corp., GTE Corp., NYNEX Corp., Pacific Telesis Group, SBC Communications Inc., Southern New England Telecommunications Corp., Sprint Corp., and U S West Inc.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended for inclusion in next year's Proxy Statement should be sent to W. H. Zimmer III, Secretary, 201 East Fourth Street, P.O. Box
2301, Cincinnati, Ohio 45201, and must be received by November   , 1997. Any
such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

                      OTHER MATTERS TO COME BEFORE MEETING

    At the time this Proxy Statement was released for printing on March   ,
1997, the Company knew of no other matters which might be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the Common Shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.

    The costs of soliciting proxies will be borne by the Company. In addition to this solicitation by mail, directors, officers and regular employees of the Company may solicit proxies in person or by telephone, make additional requests for the return of proxies and may receive proxies on behalf of the Company. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of Common Shares and will be reimbursed for their expenses. The Company also has retained Georgeson & Company Inc. to assist it in connection with the solicitation at an estimated fee of $8,500 plus reimbursement of out-of-pocket expenses.

                         FINANCIAL STATEMENTS AVAILABLE

    Financial statements for the Company and its subsidiaries are included in the Annual Report of the Company to shareholders for the year 1996. A copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year 1996 will be furnished, without charge, on request directed to W. H. Zimmer III, Secretary, 201 East Fourth Street, P.O. Box 2301, Cincinnati, Ohio 45201.

                                               By order of the Board of Directors
                                               W. H. Zimmer III
                                               Secretary

March   , 1997

                                                                      APPENDIX A

                              CINCINNATI BELL INC.
                         1997 LONG TERM INCENTIVE PLAN

1.  PURPOSE.
    The purpose of the Cincinnati Bell Inc. 1997 Long Term Incentive Plan (the "Plan") is to further the long term growth of Cincinnati Bell Inc. (the "Company") by offering competitive incentive compensation related to long term performance goals to those employees of the Company and its subsidiaries who will be largely responsible for planning and directing such growth. The Plan is also intended as a means of reinforcing the commonality of interest between the Company's shareholders and the employees who are participating in the Plan and as an aid in attracting and retaining employees of outstanding abilities and specialized skills. The Plan shall become effective on the date on which it is approved by the shareholders of the Company (the "Effective Date").

2.  ADMINISTRATION.
    2.1 The Plan shall be administered by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board"). The Committee shall consist of at least three members of the Board (a) who are neither officers nor employees of the Company, (b) who are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and who are "outside directors" within the meaning of section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

    2.2 Subject to the limitations of the Plan, the Committee shall have the sole and complete authority (a) to select from the salaried employees of the Company and its subsidiaries those employees who shall participate in the Plan ("Participants"), (b) to make awards in such forms and amounts as it shall determine and to cancel or suspend awards, (c) to impose such limitations, restrictions and conditions upon awards as it shall deem appropriate, (d) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan and (e) to make all other determinations and to take all other actions necessary or advisable for the proper administration of the Plan. Determinations of fair market value under the Plan shall be made in accordance with the methods and procedures established by the Committee. The Committee's determinations on matters within its authority shall be conclusive and binding on the Company and all other parties.

    2.3 The Committee may delegate to one or more Senior Managers or to one or more committees of Senior Managers the right to make awards to employees who are not officers or directors of the Company.

3.  TYPES OF AWARDS.
    Awards under the Plan may be in any one or more of the following: (a) stock options, including incentive stock options ("ISOs"), (b) stock appreciation rights ("SARs"), in tandem with stock options or free-standing, (c) restricted stock, (d) performance shares and performance units conditioned upon meeting performance criteria and (e) other awards based in whole or in part by reference to or otherwise based on Company Common Shares, $1.00 par value ("Common Shares"), or other securities of the Company or any of its subsidiaries ("other stock unit awards"). In connection with any award or any deferred award, payments may also be made representing dividends or interest or other equivalent. No awards shall be made under the Plan after ten years from the Effective Date.

4.  SHARES SUBJECT TO PLAN.
    Subject to adjustment as provided in Section 13 below, two percent (2%) of the Company's outstanding Common Shares as of the first day of each calendar year during which the Plan is in effect shall be available for award under the Plan in such year; provided, however, that for calendar year 1997, the number of Common Shares available for award under the Plan shall be the sum of (a) one percent (1%) of the Company's outstanding Common Shares as of January 1, 1997 plus (b) the number of Common Shares available for award under the Cincinnati Bell Inc. 1988 Long Term Incentive Plan and the Cincinnati Bell Inc. 1989 Stock Option Plan (the "Predecessor Plans") immediately prior to the Effective Date. Common

Shares available in any year which are not used for awards under the Plan shall be available for award in subsequent years. Notwithstanding the foregoing, subject to adjustment as provided in Section 13 below, the total number of Common Shares available under the Plan for awards of ISOs shall not exceed twenty-five percent (25%) of the total number of Common Shares available for all awards over the ten year life of the Plan and the total number of Common Shares available for awards under the Plan to any one Participant shall not exceed ten percent (10%) of the total number of Common Shares available for all awards over the ten year life of the Plan. In the future, if another company is acquired, any Common Shares covered by or issued as result of the assumption or substitution of outstanding grants of the acquired company shall not be deemed issued under the Plan and shall not be subtracted from the Common Shares available for grant under the Plan. The Common Shares deliverable under the Plan may consist in whole or in part of authorized and unissued shares or treasury shares. If any Common Shares subject to any award are forfeited, or the award is terminated without issuance of Common Shares or other consideration, the Common Shares subject to such awards shall again be available for grant pursuant to the Plan.

5.  STOCK OPTIONS.
    All stock options granted under the Plan shall be subject to the following terms and conditions:

    5.1 The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant options to purchase Common Shares, which options may be options that comply with the requirements for incentive stock options set forth in section 422 of the Code ("ISOs") or options which do not comply with such requirements ("NSOs") or both. The grant of an option shall be evidenced by a signed written agreement ("Stock Option Agreement") containing such terms and conditions as the Committee may from time to time prescribe.

    5.2 The purchase price per Common Share of options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Shares on the date the option is granted.

    5.3 Unless otherwise prescribed by the Committee in the Stock Option Agreement, each option granted under the Plan shall be for a period of ten years, shall be exercisable in whole or in part after the commencement of the second year of its specified term and may therefore be exercised in whole or in part before it terminates under the provisions of the Stock Option Agreement. The Committee shall establish procedures governing the exercise of options and shall require that written notice of exercise be given and that the option price be paid in full in cash at the time of exercise. The Committee may permit a Participant, in lieu of part or all of the cash payment, to make payment in Common Shares or other property valued at fair market value on the date of exercise, as partial or full payment of the option price. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Participant a certificate or certificates representing the acquired Common Shares.

    5.4 Any ISO granted under the Plan shall be exercisable upon the date or dates specified in the Stock Option Agreement, but not earlier than one year after the date of grant of the ISO and not later than 10 years after the date of grant of the ISO, provided that the aggregate fair market value, determined as of the date of grant, of Common Shares for which ISOs are exercisable for the first time during any calendar year as to any Participant shall not exceed the maximum limitations in section 422A of the Code. Notwithstanding any other previsions of the Plan to the contrary, no individual will be eligible for or granted an ISO if, at the time the option is granted, that individual owns (directly or indirectly, within the meaning of section 424(d) of the Code) stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

6.  STOCK APPRECIATION RIGHTS.

    6.1 A SAR may be granted free-standing or in tandem with new options or after the grant of a related option which is not an ISO. The SAR shall represent the right to receive payment of a sum not to exceed the amount, if any, by which the fair market value of the Common Shares on the date of exercise of the SAR (or, if the Committee shall so determine in the case of any SAR not related to an ISO, any time during a specified period before the exercise date) exceeds the grant price of the SAR.

    6.2 The grant price (which shall not be less than the fair market value of the Common Shares on the date of the grant) and other terms of the SAR shall be determined by the Committee.

    6.3 Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash, Common Shares or other property or in a combination thereof, as the Committee shall determine. To the extent that payment is made in Common Shares or other property, the Common Shares or other property shall be valued at fair market value on the date of exercise of the SAR.

    6.4 Unless otherwise determined by the Committee, any related option shall no longer be exercisable to the extent the SAR has been exercised and the exercise of an option shall cancel the related SAR to the extent of such exercise.

7.  RESTRICTED STOCK.
    Common Shares awarded as restricted stock may not be disposed of by the recipient until certain restrictions established by the Committee lapse. Recipients of restricted stock are not required to provide consideration other than the rendering of services or the payment of any minimum amount required by law, unless the Committee otherwise elects. The Participant shall have, with respect to Common Shares awarded as restricted stock, all of the rights of a shareholder of the Company, including the right to vote the Common Shares, and the right to receive any cash dividends, unless the Committee shall otherwise determine. Upon termination of employment during the restricted period, all restricted stock shall be forfeited, subject to such exceptions, if any, as are authorized by the Committee, as to termination of employment, retirement, disability, death or special circumstances.

8.  PERFORMANCE SHARES AND UNITS.
    8.1 The Committee may award to any Participant Performance Shares and Performance Units ("Performance Award"). Each Performance Share shall represent, as the Committee shall determine, one Common Share or other security. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value determined in the manner established by the Committee at time of award. Recipients of Performance Awards are not required to provide consideration other than the rendering of service, unless the Committee otherwise elects.

    8.2 Each Performance Award under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may determine.

    8.3 The performance period for each award of Performance Shares and Performance Units shall be of such duration as the Committee shall establish at the time of award ("Performance Period"). There may be more than one award in existence at any one time, and Performance Periods may differ. The performance criteria for each Performance Period shall be determined by the Committee.

    8.4 The Committee may provide that amounts equivalent to dividends paid shall be payable with respect to each Performance Share awarded, and that amounts equivalent to interest at such rates as the Committee may determine shall be payable with respect to amounts equivalent to dividends previously credited to the Participant. The Committee may provide that amounts equivalent to interest at such rates as the Committee may determine shall be payable with respect to Performance Units.

    8.5 Payments of Performance Shares and any related dividends, amounts equivalent to dividends and amounts equivalent to interest may be made in a lump sum or in installments, in cash, property or in a combination thereof, as the Committee may determine. Payment of Performance Units and any related amounts equivalent to interest may be made in a lump sum or in installments, in cash, property or in a combination thereof, as the Committee may determine.

9.  OTHER STOCK UNIT AWARDS.
    9.1 The Committee is authorized to grant to Participants, either alone or in addition to other awards granted under the Plan, awards of Common Shares or other securities of the Company or any subsidiary of the Company and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares or other securities of the Company or any subsidiary of the Company ("other stock unit awards"). Other stock unit awards may be paid in cash, Common Shares, other property or in a combination thereof, as the Committee shall determine.

    9.2 The Committee shall determine the Participants to whom other stock unit awards are to be made, the times at which such awards are to be made, the number of shares to be granted pursuant to such awards and all other conditions of such awards. The provisions of other stock unit awards need not be the same with respect to each recipient. The Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber the Common Shares or other securities prior to the later of the date on which the Common Shares or other securities are issued, or the date on which any applicable restrictions, performance or deferral period lapses. Common Shares (including securities convertible into Common Shares) and other securities granted pursuant to other stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Common Shares (including securities convertible into Common Shares) and other securities purchased pursuant to purchase rights granted pursuant to other stock unit awards may be purchased for such consideration as the Committee shall determine, which price shall not be less than the fair market value of such Common Shares or other securities on the date of grant, unless the Committee otherwise elects.

10. NONASSIGNABILITY OF AWARDS.
    No award granted under the Plan shall be assigned, transferred, pledged or otherwise encumbered by a Participant, otherwise than (a) by will, (b) by designation of a beneficiary after death, (c) by the laws of descent and distribution or (d) to the extent permitted by the Committee, by gift. Each award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative or, in the case of a gift permitted by the Committee, by the recipient of the gift.

11. DEFERRALS OF AWARDS.
    The Committee may permit Participants to defer the distribution of all or part of any award in accordance with such terms and conditions as the Committee shall establish.

12. PROVISIONS UPON CHANGE OF CONTROL.
    In the event of a Change in Control occurring on or after the Effective Date, the provisions of this Section 12 will supersede any conflicting provisions of the Plan.

    12.1 In the event of a Change in Control, all outstanding stock options and SARs under Sections 5 and 6 of the Plan shall become exercisable in full and the restrictions otherwise applicable to any common shares awarded as restricted stock under Section 7 of the Plan shall lapse; further, unless the Committee shall revoke such an entitlement prior to a Change in Control, any optionee who is deemed by the Committee to be a statutory officer ("insider") for purposes of
Section 16 of the 1934 Act shall be entitled to receive in lieu of exercise of any stock option, to the extent that it is then exercisable, a cash payment in an amount equal to the difference between the aggregate price of such option, or portion thereof, and (a) in the event of a tender offer or similar event, the final offer price per share paid for Common Shares times the number of Common Shares covered by the option or portion thereof, or (b) the aggregate value of the Common Shares covered by the stock option.

    In the event of a tender offer in which fewer than all Common Shares which are validly tendered in compliance with such offer are purchased or exchanged, then only that portion of the Common Shares covered by a stock option as results from multiplying such Common Shares by a fraction, the numerator of which is the number of Common Shares acquired pursuant to the offer and the denominator of which is the number of Common Shares tendered in compliance with such offer, shall be used to determine the payment thereupon. To the extent that all or any portion of a stock option shall be affected by this provision, all or such portion of the stock option shall be terminated.

    12.2 In the event of a Change in Control, a pro rata portion of all outstanding awards under Sections 8 and 9 of the Plan, whether in the form of Performance Shares or Units, shall be paid to each Participant within five business days of such Change in Control. The pro rata portion of such awards to be paid shall equal the full present value of each such award as of the first day of the month in which such Change in Control occurs multiplied by a ratio, the numerator of which shall equal the number of full and partial months (including the month in which any Change in Control occurs) since the date of the award and the denominator of which shall equal the number of months in the applicable performance period.

    12.3 For purposes of this Section 12, a "Change in Control" of the Company means and shall be deemed to occur if:

       (a) a tender shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of the Company;

       (b) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the 1934 Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation;

       (c) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary;

       (d) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) of the 1934 Act, shall acquire 20% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), or a person, within the meaning of Section 3(a)(9) or Section 13(d)(3) of the 1934 Act, controls in any manner the election of a majority of the directors of the Company; or

       (e) within any period of two consecutive years commencing on or after the effective date of the Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) pursuant to the 1934 Act.

    12.4 In the event of a Change in Control, the provisions of this Section 12 may not be amended on or subsequent to the Change in Control in any manner whatsoever which would be adverse to one or more Participants without the consent of each Participant who would be so affected; provided, however, the Board may make minor or administrative changes to this Section 12 or changes to conform to applicable legal requirements.

13. ADJUSTMENTS.
    13.1 In the event of any change affecting the Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment in the aggregate number or class of shares which may be distributed under the Plan and in the number, class and option price or other price of shares subject to the outstanding awards granted under the Plan as it deems to be appropriate in order to maintain the purpose of the original grant.

    13.2 The Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or non-recurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award in the manner and to the extent it shall deem desirable to carry it into effect.

14. BOARD OF DIRECTORS.
    Notwithstanding any other provisions hereof to the contrary, the Board may assume responsibilities otherwise assigned to the Committee and may amend, alter or discontinue the Plan or any portion thereof at any time, provided that no such action shall impair the rights of a Participant without the Participant's consent and provided that no amendment shall be made without shareholder approval which shall (a) increase the total number of shares reserved for issuance pursuant to the Plan; (b) change the class of eligible Participants; or
(c) materially increase the benefits under the Plan.

15. WITHHOLDING.
    To the extent required by applicable federal, state, local or foreign law, the recipient of an award under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding obligations that arise in connection with the award and the Company shall have the right to withhold from any cash award the amount necessary, or retain from any award in the form of Common Shares a sufficient number of Common Shares, to satisfy the applicable withholding tax obligation. Unless otherwise provided in the applicable award agreement, a Participant may satisfy any tax withholding obligation by any of the following means or any combination thereof: (a) by a cash payment to the Company, (b) by delivering to the Company Common Shares owned by the Participant or (c) with the consent of the Committee, by authorizing the Company to retain a portion of the Common Shares otherwise issuable to the Participant pursuant to the exercise or vesting of the award.

16. PREDECESSOR PLANS.
    The Plan is intended to supersede the Predecessor Plans for all awards made after the Effective Date. Awards under the Predecessor Plans which are outstanding on the Effective Date will not be affected by the Plan, provided that the Committee, in its discretion, may permit transfers by gift of options granted under the Predecessor Plans, subject to such terms and conditions as the Committee may prescribe.

                                                                      APPENDIX B

                              CINCINNATI BELL INC.
                             1997 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

1.  PURPOSE.
    The 1997 Stock Option Plan for Non-Employee Directors (the "Plan") is intended to attract and retain the services of experienced and knowledgeable independent directors of Cincinnati Bell Inc. (the "Company") for the benefit of the Company and its shareholders and to provide additional incentive for such directors to continue to work for the best interest of the Company and its shareholders.

2.  SHARES SUBJECT TO THE PLAN.
    There are reserved for issuance upon the exercise of options granted under the Plan 300,000 Common Shares $1.00 par value, of the Company (the "Common Shares"). Such Common Shares may be authorized and unissued Common Shares or previously outstanding Common Shares then held in the Company's treasury. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the Common Shares subject thereto shall again be available for the purposes of issuance upon the exercise of options granted under the Plan.

3.  ADMINISTRATION.
    The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to the express provisions of the Plan, the Board shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the option grants and agreements (which shall comply with and be subject to the terms and conditions of the Plan) and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determination of the matters referred to in this Paragraph 3 shall be conclusive.

4.  ELIGIBILITY.
    For purposes of the Plan, "Outside Director" means a member of the Board who is not an employee of the Company or a subsidiary of the Company. Each individual who first becomes an Outside Director on or after the effective date of the Plan shall automatically be granted an option to purchase 6,000 Common Shares on the first day of such individual's first term of office as an Outside Director. On the date of each annual meeting of the shareholders of the Company subsequent to the effective date of the Plan, each Outside Director who first became an Outside Director prior to such annual meeting and who will continue to serve as an Outside Director after such annual meeting shall automatically be granted an option to purchase 2,000 Common Shares.

    Only non-statutory stock options shall be granted under the Plan.

5.  OPTION GRANTS.
    (a) The purchase price of the Common Shares under each option granted under the Plan shall be 100% of the Fair Market Value of the Common Shares on the date such option is granted. For purposes of the Plan, "Fair Market Value" shall be taken as the average (rounded to the next highest cent in the case of fractions of a cent) of the high and low sales prices of the Common Shares on the composite tape on the specified date or, if no Common Shares are traded on the specified date, on the next preceding date on which Common Shares are traded.

    (b) All options shall be exercisable on the date of grant. The term of each option shall be ten years from the date of grant, or such shorter period as is prescribed in Paragraphs 5(d) and 5(e). Except as provided in Paragraphs 5(c), 5(d) and 5(e), no option may be exercised at any time unless the holder is then a director of the Company.

    Upon exercise, the option price is to be paid in full in cash or, at the discretion of the Board, in Common Shares owned by the optionee having a Fair Market Value on the date of exercise equal to the aggregate option price or, at the discretion of the Board, in a combination of cash and Common Shares. Upon exercise of an option, the Company shall have the right to retain or sell without notice sufficient Common Shares to cover government withholding taxes or deductions, if any, as described in Paragraph 9.

    (c) For purposes of the Plan, "Retirement" means retirement from the Board either (i) after attaining age 68 or (ii) with the permission of the Board. In the event that an optionee shall cease to be a director because of Retirement, the optionee may exercise the option at any time during the remaining term of the option

    (d) In the event that an optionee shall cease to be a director of the Company, other than by reason of Retirement or death, the optionee may exercise the option during the six-month period following such termination, but not after the expiration of the option. In the event that the option is not exercised during the six-month period following termination, it shall expire at the end of such six-month period.

    (e) In the event of the death of a director to whom an option has been granted under the Plan, the option theretofore granted to the optionee may be exercised by a legatee or legatees of the optionee under the optionee's last will or by the optionee's personal representative or distributees at any time during the remaining term of the option.

    In the event that an optionee ceases to be a director other than by reason of Retirement and dies during the six-month period following such termination of service as a director, the option may be exercised by a legatee or legatees of the optionee under the optionee's last will, or by the optionee's personal representatives or distributees, at any time within a period of one year after the optionee's death, but not after expiration of the option. In the event the option is not exercised during the one-year period after the optionee's death, it shall expire at the end of such one-year period.

    In the event that an optionee dies following Retirement, the option theretofore granted to the optionee may be exercised by the legatee or legatees of the optionee under the optionee's last will, or by the optionee's personal representatives or distributees, at any time during the remaining term of the option.

    (f) Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue as a director of the Company.

6.  TRANSFERABILITY AND SHAREHOLDER RIGHTS OF HOLDERS OF OPTIONS.
    No option granted under the Plan shall be transferable otherwise than by will or by the laws of descent and distribution, and an option may be exercised, during the lifetime of an optionee, only by the optionee. An optionee shall have none of the rights of a shareholder of the Company until the option has been exercised and the Common Shares subject to the option have been registered in the name of the optionee on the transfer books of the Company. Notwithstanding the foregoing, the Board, in its discretion, may permit transfers of options by gift or otherwise, subject to such terms and conditions an the Board may prescribe.

7.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.
    Notwithstanding any other provisions of the Plan, the number and class of shares subject to the options and the option prices of options covered thereby shall be proportionately adjusted in the event of changes in the outstanding Common Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distribution to common shareholders other than cash dividends and, in the event of any such change in the outstanding Common Shares, the aggregate number and class of shares available under the Plan and the number of shares as to which options may be granted shall be appropriately adjusted by the Board.

8.  AMENDMENT AND TERMINATION.
    Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no awards of options shall be made after, the tenth anniversary of the effective date of the Plan; provided, however, that such termination shall have no effect on options granted prior thereto.

The Plan may be terminated, modified or amended by the shareholders of the Company. The Board may also terminate the Plan or modify or amend the Plan in such respects as it shall deem advisable in order to conform to any change in any law or regulation applicable thereto, or in other respects which shall not change (i) the total number of Common Shares as to which options may be granted,
(ii) the class of persons eligible to receive options under the Plan, (iii) the manner of determining the option prices, (iv) the period during which options may be granted or exercised or (v) the provisions relating to the administration of the Plan by the Board.

9.  WITHHOLDING.
    Upon the issuance of Common Shares as a result of the exercise of an option, the Company shall have the right to retain or sell without notice sufficient Common Shares to cover the amount of any tax required by any government to be withheld or otherwise deducted and paid with respect to such Common Shares being issued, remitting any balance to the optionee; provided, however, that the optionee shall have the right to provide the Company with the funds to enable it to pay such tax.

10. EFFECTIVENESS OF THE PLAN.
    The Plan shall become effective on the day following the date the Plan is approved by the vote of the holders of a majority of the outstanding Common Shares at a meeting of the shareholders. The Board may in its discretion authorize the granting of options which shall be expressly subject to the conditions that (i) the Common Shares reserved for issue under the Plan shall have been duly listed, upon official notice of issuance, upon each stock exchange in the United States upon which the Common Shares are traded and (ii) a registration statement under the Securities Act of 1933 with respect to such shares shall have become effective.

11. PREDECESSOR PLAN.
    The Plan is intended to supersede the Cincinnati Bell Inc. 1988 Stock Option Plan for Non-Employee Directors (the "1988 Plan") for all options granted on or after the effective date of the Plan. Options granted under the 1988 Plan which are outstanding on the effective date of the Plan will not be affected by the Plan, provided that the Board, in its discretion, may permit transfers by gift or otherwise of options granted under the 1988 Plan, subject to such terms and conditions as the Board may prescribe.

                                                                      APPENDIX C

    FOURTH: The number of shares that the corporation is authorized to have outstanding is 240,000,000 common shares, $1.00 par value (classified as "Common Shares"), 4,000,000 voting preferred shares without par value (classified as "Voting Preferred Shares") and 1,000,000 non-voting preferred shares without par value (classified as "Non-Voting Preferred Shares"). The preferred shares of both classes are collectively referred to herein as "Preferred Shares". The express terms of the shares of each of such classes are as follows:
                                    *  *  *
------------------------
The remaining provisions of the presently existing Article FOURTH remain unchanged.

                                    [LOGOS]

                           PRINTED ON RECYCLED PAPER

                            CINCINNATI BELL INC.
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned shareholder appoints John T. LaMacclia, Robert P. Hummel, M.D. and James D. Kiggen as proxies to vote all shares of the undersigned in Cincinnati Bell Inc. at the annual meeting of its shareholders to be held on Monday, April 28, 1997, and at any adjournment thereof, upon matters listed on the other side and, in their discretion, upon such other matters as may properly come before the meeting.

Election of Directors Nominees: John F. Barrett, Charles S. Mechem, Jr., James F. Orr and David B. Sharrock




You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this Card.



                                                 For      Withheld
1. Election of Directors
   (see reverse)

                                                 For      Withheld      Abstain
2. To approve the Cincinnati Bell Inc.
   1997 Long Term Incentive Plan.
                                                 For      Withheld      Abstain
3. To approve the Cincinnati Bell Inc.
   1997 Stock Option Plan for Non-Employee
   Directors.
                                                 For      Withheld      Abstain
4. To amend Article FOURTH of the Amended
   Articles of Incorporation to increase
   the authorized number of Common Shares.

                                                 For      Withheld      Abstain
5. Ratification of appointment of Coopers &
   Lybrand L.L.P. as independent accountants.

6. In their discretion, upon such other
   matters as may properly come before the
   meeting.


Signature(s) ______________________________Date_______________

Signature(s) ______________________________Date_______________